Exhibit 10.76

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of this 12th day of September 2013, by and between UNILIFE CORPORATION (“Unilife”) and Ramin Mojdehbakhsh, Ph.D. (“Mojdeh”).

WHEREAS, Unilife and Mojdeh have entered into an employment agreement, dated as of June 14, 2012 (the “Agreement”) in connection with Mojdeh’s employment by Unilife; and

WHEREAS, Unilife and Mojdeh desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. Section 6(b)(i)(D) of the Agreement is deleted in its entirety and replaced with the following:

“(D) notwithstanding anything to the contrary, all of his outstanding and unvested options and other stock-based awards shall vest immediately upon a Change in Control.”

2. Section 8(a) of the Agreement is deleted in its entirety and replaced with the following:

“(a) In consideration for employment by Unilife and the benefits of this agreement, Mojdeh agrees to be bound by the covenant not to compete as set forth in Section 8 of this agreement below; provided however, this non-compete covenant will extend for a period of two (2) years post-employment, if Mojdeh resigns his employment with Unilife, and provided further that this non-compete covenant will extend for a period of one (1) year post-employment if Mojdeh’s employment with Unilife is terminated by Unilife for any reason, other than Cause; provided, however, this non-compete covenant shall be rendered void and unenforceable upon a Change in Control.”

3. Section 9(a) of the Agreement is amended by adding the following sentence to the end of the Section:

“If Mojdeh changes his principal place of residence because (a) Mojdeh leaves Unilife in conjunction with a Change in Control, (b) Unilife requests that Mojdeh relocates, or (c) Mojdeh’s employment is terminated without Cause, Unilife will reimburse Mojdeh for any loss on the sale of his principal residence, in an amount not greater than $150,000, as part of Mojdeh’s relocation benefits.”

Capitalized terms not defined herein shall have the meaning set forth in the Agreement. All other provisions of the Agreement not amended by this Amendment shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

UNILIFE CORPORATION:		Ramin Mojdehbakhsh, Ph.D.:

By:	/s/ Alan D. Shortall	/s/ Ramin Mojdehbakhsh
Alan D. Shortall
Chief Executive Officer